COMPU-DAWN, INC.

                     1999 RESTRICTED STOCK RIGHTS GRANT PLAN


     1. Purpose. The Compu-DAWN, Inc. 1999 Restricted Stock Rights Grant Plan (the "Plan") is intended to advance the interests of Compu-DAWN, Inc., a Delaware corporation (the "Company"), by encouraging and enabling certain officers and key employees of the Company and its subsidiaries, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock.

     2. Definitions. For purposes of the Plan, the following terms shall have the indicated meanings unless the context clearly indicates otherwise:

     "Peaceful Surrender Agreement" means that certain Peaceful Surrender Agreement dated January 8, 1999 between e.TV and LocalNet Communications, Inc., a Florida corporation ("LocalNet").

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

     "Common Stock" means the Company's Common Stock, par value $.01 per share.

     "Debtor Business " shall have the meaning ascribed to it in the Peaceful Surrender Agreement.

     "e.TV " shall mean e.TV Commerce, Inc., a Delaware corporation which is a wholly owned subsidiary of the Company.

     "Effective Date" means the date hereof.

     "Fair Market Value" of the Shares means the closing price for Compu-DAWN's shares of Common Stock on the business day immediately preceding the date of the Vesting Time. The closing price for such day shall be the last sale price or, in case no last sale information is available for such day, the average of the last reported bid and asked prices for such day, in either case on the principal national securities exchange on which Compu-DAWN's shares of Common Stock are listed or admitted to trading, or if not listed or admitted to trading on such exchange, as reported by NASDAQ for such day, or, if Compu-DAWN's shares of Common Stock are not listed on NASDAQ, as reported by the NASD OTC Electronic Bulletin Board (the "Bulletin Board") for such day, or, if not listed on the Bulletin Board, the average of the highest reported bid and lowest


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reported  asked prices as reported by the  National  Quotation  Bureau,  LLC, or other similar organization if such organization is no longer reporting such information, for such day, or if none of the foregoing is so available, Fair Market Value for such day shall be determined in good faith by the Board of Directors of Compu-DAWN.

     "Grant" means a grant of rights to receive Shares to a Participant pursuant to the Plan.

     "Lock Up Period " means the period commencing on the date hereof and ending on the second anniversary date hereof.

     "Parent" means a parent corporation of the Company as defined in section 424(e) of the Code.

     "Participant" means a Performance Group Member, provided such Performance Group Member is employed by, or is providing services to the Company or its subsidiary in connection with the operation of the Debtor Business at the Vesting Time.

     "Plan" means this Compu-DAWN, Inc. 1999 Restricted Stock Rights Grant Plan.

     "Shares" means shares of Common Stock which are issued to a Participant pursuant to a Grant under the Plan.

     "Standard Restrictions" means those restrictions set forth in Section 8(b) hereof.

     "Subsidiary" means a subsidiary  corporation of the Company,  as defined in
Section 424(f) of the Code.

     "Vesting Time" means December 31, 2001.

     3. Administration of the Plan. The Plan shall be administered by the Board. The Board shall have full and final authority in its discretion, subject to the provisions of the Plan, (a) to determine the Participants, the time or times at which Grants shall be made and the number of Shares so granted; (b) to construe and interpret the Plan; (c) to determine the terms, restrictions and provisions of the respective Grants, which need not be identical, including, but without limitation, restrictions on Shares granted and the amount and terms of the purchase price, if any, of Shares granted; and (d) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

     4. Number of Shares Subject to the Plan. The total number of Shares available for Grants under the Plan may not exceed in the aggregate 2,000,000, subject to adjustment upon occurrence of any of the events indicated in Section 6 hereof (the "Total Share Amount"). The Shares to be delivered under the Grants may consist, in whole or in part, of authorized but unissued

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Common Stock or treasury Common Stock not reserved for any other purpose.

     5. Lapsed Grants. If a Grant, or any portion thereof, is forfeited for any reason, any Shares forfeited shall be available again for the making of a later Grant hereunder.

     6. Adjustment in Capitalization. In the event of any change in the outstanding shares of Common Stock that occurs after the Effective Date by reason of a stock dividend, stock split, reorganization, reclassification, recapitalization, merger, consolidation, combination, exchange of shares, or other similar change, then the aggregate number and class of shares or other securities that may be issued or transferred pursuant to the Plan, and the provisions, terms and conditions of each outstanding Grant affected thereby, shall be adjusted appropriately by the Board or the Committee, whose determination shall be conclusive.

     7. Eligibility and Participation. Grantees of Grants shall be the following Participants (collectively, the "Performance Group"): Mark Honigsfeld, Rudy C. Theale, Jr., Robert E. Turner IV, Louis Libin, David Greenspan, Paul Danner, Chris Liston, and any other person who is employed by or who is providing services to the Company, its Parent or its subsidiaries in connection with the Debtor Business who is elected to the Performance Group by a majority in Company beneficial stock ownership (including each of their respective affiliated trusts or other trust or estate planning vehicles or family members for the Participant's trust or estate planning purposes (the "Applicable Affiliates").

     8. Grants of Restricted Stock.

          (a) Grant of Restricted Stock. The Company hereby grants to the Participants and shall grant to future Participants the right to receive, effective at the Vesting Time a number of Shares based on the following formula:

     N = (EBT / $10,000,000) X (PO / Total Share Amount) X (T / 36)

     where

     N = The number of Shares each Participant is entitled to receive at the Vesting Time.

     EBT = Net operating earnings before taxes of the Company, without giving effect to the issuance of the Shares hereunder, over a period of three fiscal years commencing January 1, 1999 and ending on December 31, 2001, including making up any losses for any fiscal year during such period, of up to $10,000,000.

     PO = Each Performance Group Member's (including Applicable Affiliates) pro rata beneficial ownership of Company Common Shares (including Common Shares underlying options or warrants or other convertible securities) or on the Effective Date in relation to all Compu-DAWN Common Shares owned by the Performance Group (including Applicable

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     Affiliates) as a whole.

     T = The number of months during the period commencing on January 1, 1999 and ending at the Vesting Time that a Performance Group Member has been employed by, or has provided services to, the Company or e.TV (and/or LocalNet prior to the date hereof).

(Based upon the foregoing formula, one Company share will be issued at the Vesting Time for each $5.00 of EBT)

          (b) Standard Restrictions. In addition to any other applicable provisions hereof, the following restrictions in this Section 8(b) (the "Standard Restrictions") shall apply to the Grants hereunder:

               (i) No Shares may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until, and to the extent that, such Shares are vested, and the Lock Up Period has expired.

               (ii) Shares issuable by the Company pursuant to rights granted pursuant to a Grant are non-vested at the time the Grant is made, but shall, unless earlier forfeited hereunder, vest at the Vesting Time.

               (iii) Certificates represents the Shares issuable hereunder shall bear legends required by the Company relating to restrictions on transfers pursuant to the Securities Act of 1933, as amended, applicable state securities laws and during the Lock Up Period.

The foregoing notwithstanding, a Participant shall forfeit his right to receive all Shares not previously vested, if any, at such time as the Participant is no longer employed by, or rendering services to, the Company or a Parent or Subsidiary in connection with the operation of the Debtor Business.

          (c) No Fractions. No fractions of Shares will be issued under the Plan. Fractions of one-half or more will be rounded up to the next higher whole number and fractions of less than one-half will be rounded down to the next lower whole number.

     9. Conditions to Grants. The making of any Grant and the issuance of any Shares to a Participant shall be subject to the condition that:

          (a) if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any Shares otherwise deliverable hereunder upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body or the stockholders of the Company, is necessary or desirable as a condition of, or in connection with, the delivery or purchase of Shares pursuant hereto, then in any such event, such Grant or such issuance of Shares

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     shall not be  effective  unless such  withholding,  listing,  registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

          (b) Each Participant shall deliver to the Company such investment representations as the Company may reasonably require in order for the Shares to be issued to such Participant without registration, pursuant to
     Section 4(2) of the Securities Act of 1933, as amended.

     10. Amendment, Suspension, and Termination of Plan. The Board may at any time suspend or terminate the Plan or any portion thereof or may amend it from time to time in such respects as the Board may deem advisable in order that the Grants granted hereunder may conform to any change in the law or in any other respects which the Board may deem to be in the best interests of the Company. No Grants may be made during any suspension or after the termination of the Plan. Except as provided in the Plan, no amendment, suspension, or termination of the Plan shall, without the Participant's consent, alter or impair any of the rights or obligations under any Grant granted to such Participant under the Plan.

     11. Tax Withholding. The Board may, in its sole discretion, (a) require a Participant to remit to the Company a cash amount sufficient to satisfy, in whole or in part, any federal, state and local withholding tax requirements prior to the delivery of any certificate for vested Shares pursuant to a Grant hereunder; (b) require a Participant to satisfy, in whole or in part, any such withholding tax requirements by having the Company, upon any delivery of vested Shares, withhold from such Shares that number of full Shares having a Fair Market Value equal to the amount or portion of the amount required or permitted to be withheld; or (c) satisfy such withholding requirements through another lawful method.

     12. Code Section 83(b) Elections. Each Participant making an election pursuant to Section 83(b) of the Code (if Code Section 83(b) has application with respect to the Grant's made hereunder) shall, upon the making of such election, promptly provide a copy of such election to the Company.

     13. Employment. Nothing in this Plan shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant's employment or consulting or advisory arrangement at any time, nor confer upon any Participant any right to continue in the employ of, or render consulting or advisory services to, the Company or any Parent or Subsidiary.

     14. Effective Date of the Plan. The effective date of the Plan is the Effective Date, which is after the date of its adoption by the Board.

     15. Term. No Grants may be made under the Plan after the Vesting Time. The provisions of the Plan shall, however, continue to apply as to any Grants of rights made prior to or on such date.

Dated: January 8, 1999


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